                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 23, 2005

                      SKYWAY COMMUNICATIONS HOLDINGS CORP.
             (Exact name of registrant as specified in its charter)

   FLORIDA                                  000-32033             65-0881662
(State or other                      (Commission File Number)   (IRS Employer
jurisdiction of incorporation)                               Identification Number)

  6021 142nd Ave. North, Clearwater, FL                        33760
(Address of principal executive offices)                   (Postal Code)

Registrant's telephone number, including area code (727) 535-8211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR
230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 Entry into a Material Definitive Agreement

         None

SECTION 2 - FINANCIAL INFORMATION

         None

SECTION 3 - SECURITIES AND TRADING MARKETS

         None

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

         None

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02   Departure of Directors or Principal Officers

        On April 23, 2005, in a meeting of the Board of Directors of the Company,
Mr. Fuad Talib was removed from the Board via a resolution unanimously approved by Mr. Talib's fellow Board members. The removal of Mr. Talib was undertaken through the Board's authority to remove any Board member if such removal is seen to be in the best interests of the Shareholders of the Company. The Board's decision to remove Mr. Talib was predicated on the proximity and relationship between Mr. Fuad Talib, and a Mr. Nazar Talib. Mr. Nazar Talib, on December 14,
2004, commenced a lawsuit against the Company, its Chief Executive Officer and
President. Mr. Fuad Talib is the father of Mr. Nazar Talib, and the relationship between Mr. Fuad Talib, and Mr. Nazar Talib, and the current litigation between
Mr. Nazar Talib and the Company and two of its executive officers, was determined by the Board to be of a significant enough nature to cause a potential inability to perform the fiduciary responsibilities, on the part of
Mr. Fuad Talib, in his responsibilities to the Shareholders.

        In a subsequent resolution of the Board on April 24th, Mr. Ray Powers, was appointed to the Board of Directors.

        In a Board resolution of April 25th, the Company accepted the resignations from the Board, of Mr. Brent Kovar, Mrs. Joy Kovar, and Mr. Jim Kent.

SECTION 6 - RESERVED

         None

SECTION 7 - REGULATION FD

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         None

SECTION 8 - OTHER EVENTS

         None

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

         None

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyway Communications Holdings Corp.

/s/ Jim Kent
Jim Kent
Chief Executive Officer

Date: April 25th, 2005